UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2006
AVONDALE INCORPORATED
(Exact name of registrant as specified in its charter)

Georgia (State of incorporation)	33-68412 (Commission File Number)	58-0477150 (IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia (Address of principal executive offices)	30655 (Zip code)
Registrant’s telephone number, including area code: (770) 267-2226
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Avondale Mills, Inc. (“Avondale”) issued the following press release on May 22, 2006.
AVONDALE ANNOUNCES INSURANCE SETTLEMENT AND REVIEW OF
STRATEGIC ALTERNATIVES
     MONROE, GEORGIA (May 22, 2006) . . . Avondale Mills, Inc., a Georgia-based textile manufacturer, announces a settlement with its primary property and casualty insurer related to the January 6, 2005 Norfolk Southern train derailment and chlorine spill at its Graniteville, South Carolina location. In addition, Avondale's board of directors authorizes management to continue to assess and explore strategic alternatives.
INSURANCE SETTLEMENT
     On May 16, 2006, Avondale entered into a covenant not to sue and settlement agreement with its primary property and casualty insurer, Factory Mutual Insurance Company ("FMIC"), in connection with the January 6, 2005 Norfolk Southern train derailment and chlorine spill (the "Norfolk Southern Derailment"). Under the settlement agreement, Avondale and FMIC agreed to the total sum of $215 million to resolve all Avondale claims against FMIC arising from or related in any way to the Norfolk Southern Derailment and discharge Avondale from further response to the insurance policy adjustment, proof and appraisal requirements. Of this amount, $115 million had previously been paid by FMIC to Avondale. FMIC agreed to pay Avondale the remaining $100 million on or before May 25, 2006. In exchange, Avondale agreed not to sue FMIC for any claims related to the Norfolk Southern Derailment. The settlement agreement does not require Avondale to use the settlement proceeds for repair or remediation of its facilities damaged by the Norfolk Southern Derailment.
      G. Stephen Felker, Avondale's Chairman and Chief Executive Officer, stated, "We are pleased that we were able to resolve matters with FMIC and are reviewing the potential uses of the settlement proceeds. We do not believe that the settlement fully compensates us for the full value of the losses incurred as a result of the Norfolk Southern Derailment. Moreover, we believe that the damage to our facilities and our business is ongoing and has not been fully measured and quantified to date. Within this settlement with FMIC, we have therefore retained the right to pursue our claims for all losses, including compensatory and punitive damages, in our lawsuit against Norfolk Southern and other responsible parties. We believe that we have meritorious claims against Norfolk Southern and intend to pursue them vigorously in an effort to fully recover the crippling losses caused by the Norfolk Southern Derailment."
     Under the settlement agreement, both Avondale and FMIC have the right to separately settle their respective claims against Norfolk Southern. In addition, Avondale and FMIC agreed that, in the event of a jury award of any separate compensatory damages to Avondale and FMIC, Avondale and FMIC will retain the separate damages awarded to them respectively. In the event of a joint settlement between Avondale, FMIC and Norfolk Southern or a jury award where compensatory damages are not separately allocated between Avondale and FMIC, Avondale and FMIC have agreed to a division of the proceeds in the settlement agreement. Avondale will retain any punitive damages awarded.
     Finally, Avondale agreed to share certain costs with FMIC with respect to the Norfolk Southern lawsuit, such as costs of consultants and experts, on a 50/50 basis; provided that the allocation of these costs will be adjusted on a pro rata basis at the conclusion of the Norfolk Southern lawsuit based upon the full amount of recovery received by each party.
STRATEGIC ALTERNATIVES
     Avondale's board of directors authorized management to continue to assess and explore strategic alternatives, including a potential liquidation of all or a substantial part of its assets (which may include a sale of one or more of its facilities and other assets or lines of business) and a potential restructuring of its capital structure and a portion of its operations.
     Mr. Felker observed, "The textile business has been difficult for several years. However, until the tragic events of January 6, 2005, I was confident of Avondale's ability to be a part of the future, even if others failed. Because of the additional operational and financial stress created by the Norfolk Southern Derailment, we must examine whether it is viable to continue our current operations. In addition to the human tragedy caused by the Norfolk Southern Derailment, the financial impact of higher costs, lost business and severely damaged equipment and facilities is greater than we anticipated. As a result, management and the board have been considering a range of strategic alternatives. We intend to carefully review our options with respect to each of our plants and lines of business to determine how best to maximize returns to our shareholders and our creditors."
     In connection with its review of strategic alternatives, Avondale has delivered notices required by applicable law respecting potential plant closures to employees at most of its plants. Pending any decisions with respect to one or more strategic alternatives, Avondale's plants will continue to operate and service its customers.
     To assist in its assessment and ongoing review of strategic alternatives and related matters, Avondale has engaged Conway, Del Genio, Gries & Co., LLC as a financial advisor.
FORWARD LOOKING STATEMENTS
     This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. These statements include, among others, statements regarding our ongoing litigation against Norfolk Southern and our assessment and evaluation of strategic alternatives.
     Forward-looking statements reflect management's current expectations and are not guarantees of performance or outcomes. These statements are based on management's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual outcomes to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, all of the risks described under the heading "Risk Factors" in our Current Report on Form 8-K dated June 20, 2003 and the following:

•	our ability to recover from Norfolk Southern amounts sufficient to compensate our losses related to the Norfolk Southern Derailment;

•	our ability to successfully negotiate and execute one or more strategic transactions on favorable terms or at all; and

•	our ability to obtain any necessary waivers or approvals from the other parties to our material agreements in connection with certain strategic transactions.
     You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Item 1.01. Entry into a Material Definitive Agreement.
     On May 16, 2006, Avondale entered into a covenant not to sue and settlement agreement with its primary property and casualty insurer, FMIC in connection with the Norfolk Southern Train Derailment. The description of the covenant not to sue and settlement agreement set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference. In addition, the covenant not to sue and settlement agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.04 Temporary Suspension on Investment Direction under an Employee Benefit Plan Sponsored by the Registrant.
     On May 22, 2006, Avondale received a notice (the “Notice”) required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended. The Notice relates to the imposition of a temporary restriction on the ability of participants and beneficiaries in the Avondale Mills, Inc. Associate Profit Sharing and Savings Plan (the “Plan”) to direct the portion of their Plan account balances that are currently invested in Avondale Class A Common Stock under the Plan's Balanced Equity Fund (the “Fund”). This temporary suspension is being imposed because, as disclosed in Item 8.01 of this Current Report on Form 8-K, Avondale today announced that it was continuing to assess and explore strategic alternatives, including a potential liquidation of all or a substantial part of its assets (which may include a sale of one or more of its facilities and other assets or lines of business) and a potential restructuring of its capital structure and a portion of its operations. The Notice states that participants and beneficiaries will be temporarily suspended from directing the portion of their Plan account balance that is currently invested in Avondale Class A Common Stock under the Fund into another investment option, and their ability to receive a distribution or loan consisting of the portion of their account balance invested in Avondale Class A Common Stock under the Fund are each temporarily suspended for the period that begins on May 22, 2006 and ends on November 25, 2006. A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

10.1	Covenant Not to Sue and Settlement Agreement by and between Avondale Mills, Inc. and Factory Mutual Insurance Company, dated May 16, 2006.

99.1	Important Notice Concerning Your Rights Under the Avondale Mills, Inc. Associate Profit Sharing and Savings Plan, dated May 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2006	AVONDALE INCORPORATED

	By:	/s/ Jack R. Altherr, Jr.

Jack R. Altherr, Jr.
Vice Chairman and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Covenant Not to Sue and Settlement Agreement by and between Avondale Mills, Inc. and Factory Mutual Insurance Company, dated May 16, 2006.

99.1	Important Notice Concerning Your Rights Under the Avondale Mills, Inc. Associate Profit Sharing and Savings Plan, dated May 22, 2006.